Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated as of July 19, 2017 (the “Agreement”) by and among TraqIQ, Inc., a California corporation (“TRAQIQ”), on the one hand, and OmniM2M, Inc., a corporation incorporated under the laws of Washington (“OmniM2M”), and the holders of ordinary common and preferred shares of OmniM2M, identified on Exhibit A hereto (each an “OmniM2M Stockholder” and collectively the “OmniM2M Stockholders”) and Ci2i Services, Inc., a corporation incorporated under the laws of Washington (“Ci2i”), and the holders of ordinary common and preferred shares of Ci2i, identified on Exhibit B hereto (each an “Ci2i Stockholder” and collectively the “Ci2i Stockholders”), on the other hand.

WHEREAS, the OmniM2M Stockholders own 1,080,270, common shares, par value $0.00001, and 403,386 preferred shares, par value $0.00001, of OmniM2M, constituting 100% of the issued and outstanding common and preferred shares, respectively of OmniM2M (the “OmniM2M Shares”); and

WHEREAS, subject to the terms and conditions of this Agreement, the OmniM2M Stockholders believe it is in their best interests to exchange all of the OmniM2M Shares for an aggregate of 3,000,000 shares of common stock (“Common Stock”), par value $.0001 per share of TRAQIQ (the “TRAQIQ Omni Shares”) delivered on the Closing Date.

WHEREAS, the Ci2i Stockholders own 15,162,561 common shares, no par value per share, and 1,494,042 preferred shares, no par value per share of Ci2i, constituting 100% of the issued and outstanding common and preferred shares of Ci2i, respectively (the “Ci2i Shares”); and

WHEREAS, subject to the terms and conditions of this Agreement, the Ci2i Stockholders believe it is in their best interests to exchange all of the Ci2i Shares for an aggregate of 3,000,000 shares of common stock (“Common Stock”), par value $.0001 per share of TRAQIQ (the “TRAQIQ Ci2I Shares”) delivered on the Closing Date.

WHEREAS, TRAQIQ believes it is in its best interests to acquire the OmniM2M Shares and the Ci2i Shares in exchange for TRAQIQ Omni Shares and the TRAQIQ Ci2i Shares (collectively, the “TRAQIQ Shares”);

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

EXCHANGE OF SHARES

Section 1.1 Agreement to Exchange TRAQIQ Shares for OmniM2M Shares and the Ci2i Shares.

a. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the OmniM2M Stockholders shall sell, assign, transfer, convey and deliver to TRAQIQ the OmniM2M Shares set forth opposite their name on Exhibit A hereto (representing 100% of the issued and outstanding common and preferred shares of OmniM2M), and TRAQIQ shall accept such securities from the OmniM2M Stockholders in exchange for the issuance to the OmniM2M Stockholders of the TRAQIQ Omni Shares; and

b. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the Ci2i Stockholders shall sell, assign, transfer, convey and deliver to TRAQIQ the Ci2i Shares set forth opposite their name on Exhibit B hereto (representing 100% of the issued and outstanding common and preferred shares of Ci2i), and TRAQIQ shall accept such securities from the Ci2i Stockholders in exchange for the issuance to the Ci2i Stockholders of the TRAQIQ Ci2i Shares (both such transactions, the “Share Exchange Transaction”).

Section 1.2 Capitalization. On the Closing Date, immediately before the Share Exchange Transaction, TRAQIQ shall have authorized 300,000,000 shares of Common Stock, par value $0.0001 per share, of which 824,250 shares shall be issued and outstanding, all of which are duly authorized, validly issued and fully paid.

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Section 1.3 Closing. The closing of the Share Exchange Transaction (the “Closing”) shall take place at 5:00 p.m. P.D.T. on the business day after which each of the parties hereto has executed this Agreement, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”). The OmniM2M Stockholders and the Ci2i Stockholders shall deliver to TRAQIQ the following items: (a), within five (5) business days after the Closing, the original stock certificates representing the OmniM2M Shares and the Ci2i Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank, and (b) within ten (10) business days after the Closing, a certificate of incumbency duly recording the registered shareholders of OmniM2M and Ci2i to reflect the ownership of TRAQIQ as a result of the Share Exchange Transaction. In full consideration for the OmniM2M Shares and the Ci2i Shares, TRAQIQ (i) shall issue the TRAQIQ Shares to the OmniM2M Stockholders and the Ci2i Stockholders within ten (10) business days of the Closing Date in proportion to the number of OmniM2M Shares exchanged by each OmniM2M Stockholder and the number of Ci2i Shares exchanged by each Ci2i Stockholders, as detailed on Exhibit A and Exhibit B, respectively, attached hereto.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF TRAQIQ

TRAQIQ hereby represents, warrants and agrees as follows:

Section 2.1 Corporate Organization

a. TRAQIQ is a corporation duly organized, validly existing and in good standing under the laws of California, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by TRAQIQ or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of TRAQIQ (a “TRAQIQ Material Adverse Effect”);

b. Copies of the Articles of Incorporation and Bylaws of TRAQIQ, with all amendments thereto to the date hereof, have been furnished to OmniM2M and Ci2i and the OmniM2M Stockholders and Ci2i Stockholders, and such copies are accurate and complete as of the date hereof. The minute books of TRAQIQ are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of TRAQIQ from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and shareholders of TRAQIQ.

Section 2.2 Capitalization of TRAQIQ.

a. The authorized capital stock of TRAQIQ immediate prior to the Closing Date consists of 300,000,000 shares of Common Stock, par value $.0001 per share, of which 824,250 shares are issued and outstanding, all of which are duly authorized, validly issued and fully paid and 10,000,000 shares of its Series A Preferred Stock, par value $0.0001 per share, 50,000 of which are duly authorized, validly issued and fully paid. All of the TRAQIQ Shares to be issued on the Closing Date pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof. As of the Closing Date, there are, no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued shares of capital stock of TRAQIQ other than as set forth herein.

Section 2.3 Authorization and Validity of Agreements. TRAQIQ has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by TRAQIQ and the consummation by TRAQIQ of the transactions contemplated hereby have been duly authorized by all necessary corporate action of TRAQIQ, and no other corporate proceedings on the part of TRAQIQ are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

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Section 2.4 No Conflict or Violation. The execution, delivery and performance of this Agreement by TRAQIQ does not and will not violate or conflict with any provision of its Articles of Incorporation or Bylaws, as amended, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which TRAQIQ is a party or by which it is bound or to which any of their respective properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of TRAQIQ, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which TRAQIQ is bound.

Section 2.5 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by TRAQIQ or the performance by TRAQIQ of its obligations hereunder.

Section 2. Securities and Exchange Commission Reports. The Company has filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF OMNIM2M AND THE OMNIM2M STOCKHOLDERS

AND CI2I AND CI2I STOCKHOLDERS

OmniM2M and each OmniM2M Stockholder and Ci2i and each Ci2i Stockholder, jointly and severally, represent, warrant and agree as follows:

Section 3.1 Corporate Organization.

a. OmniM2M and Ci2i are duly organized, validly existing and in good standing under the laws of the State of Washington and have all requisite corporate power and authority to own their properties and assets and to conduct their business as now conducted and are duly qualified to do business in good standing in each jurisdiction in where the nature of the business conducted by OmniM2M or Ci2i or the ownership or leasing of their properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of OmniM2M or Ci2i (a “OmniM2M Material Adverse Effect” or “Ci2i Material Adverse Effect”).

b. Copies of the Articles of Incorporation of OmniM2M and Ci2i, with all amendments thereto to the date hereof, have been furnished to TRAQIQ, and such copies are accurate and complete as of the date hereof. The minute books of OmniM2M and Ci2i are current as required by law, contain the minutes of all meetings of the Board of Directors and Stockholder of OmniM2M and Ci2i, respectively, and committees of the Board of Directors of OmniM2M and Ci2i from the date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors, shareholders and committees of the Board of Directors of OmniM2M and Ci2i.

Section 3.2 Capitalization of OmniM2M and Ci2i; Title to the OmniM2M Shares and Ci2i Shares.

a. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, OmniM2M shall have authorized: (i) 98,500,000 shares of common shares, par value $0.00001 per share, of which 1,080,270 shares are issued and outstanding; and (ii) 1,500,000 shares of preferred stock, 403,386 and 395,549 shares/units issued and outstanding; and

b. Ci2i shall have authorized: (i) 60,000,000 shares of common shares, no par value per share, of which 15,162,561common shares are issued and outstanding; and (ii) 40,000,000 shares of preferred stock, no par value, of which 5,000,000 are authorized as a Series A preferred, no par value, and of which 1,494,042 are issued and outstanding. There are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any unissued or treasury shares of capital stock of OmniM2M or Ci2i. As of the date of this Agreement, the OmniM2M Stockholders hold the OmniM2M Shares as set forth on Exhibit A, free of any lien or encumbrance and the Ci2i Stockholders hold the Ci2i Shares as set forth on Exhibit B, free of any lien or encumbrance.

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Section 3.3 Subsidiaries and Equity Investments; Assets. As of the date hereof and on the Closing Date, neither OmniM2M nor Ci2i directly or indirectly, own any shares of capital stock or any other equity interest in any entity nor any right to acquire any shares or other equity interest in any entity, and each of OmniM2M and Ci2i does not and will not have any assets or liabilities.

Section 3.4 Authorization and Validity of Agreements. OmniM2M and Ci2i have all corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by OmniM2M and Ci2i and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of OmniM2M or Ci2i are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. No OmniM2M nor Ci2i stockholder approvals are required to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each OmniM2M and Ci2i Stockholder which is not a natural person (“Entity Shareholder”) and the consummation of the transactions contemplated hereby by each Entity Shareholder have been duly authorized by all necessary action by the Entity Shareholder and no other proceedings on the part of OmniM2M or Ci2i or any OmniM2M or Ci2i Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.5 No Conflict or Violation. The execution, delivery and performance of this Agreement by OmniM2M or Ci2i or any OmniM2M or Ci2i Stockholder does not and will not violate or conflict with any provision of the constituent documents of OmniM2M or Ci2i, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which OmniM2M or Ci2i or any OmniM2M or Ci2i Stockholder is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of OmniM2M or Ci2i or any OmniM2M or Ci2i Stockholder, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which OmniM2M or Ci2i or any OmniM2M or Ci2i Stockholder is bound.

Section 3.6 Financial Statements. The financial statements of OminM2M and Ci2i for the years ended December 31, 2016 and 2015, consisting of the audited balance sheets, statements of operations, statements of cash flows and statement of shareholders’ equity, including all related notes, fairly present in all material respects the financial position of each company as at the respective dates thereof.

Section 3.7 Investment Representations.

a. The TRAQIQ Shares will be acquired hereunder by each OmniM2M and Ci2i Stockholder solely for the account of such OmniM2M and Ci2i Stockholder, for investment, and not with a view to the resale or distribution thereof, without prejudice, however, to each OmniM2M or Ci2i Stockholders’ right at all times to sell or otherwise dispose of all or any part of such shares under the Securities Act of 1933, as amended and other applicable federal and state securities laws. Each OmniM2M and Ci2i Stockholder understands and is able to bear any economic risks associated with such OmniM2M or Ci2i Stockholders’ investment in the TRAQIQ Shares. Each OmniM2M and Ci2i Stockholder has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the TRAQIQ Shares to be acquired under this Agreement. Each OmniM2M and Ci2i Stockholder further has had an opportunity to ask questions and receive answers from TRAQIQ’s management regarding TRAQIQ and to obtain additional information (to the extent TRAQIQ’s management possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such OmniM2M or Ci2i Stockholder or to which the OmniM2M or Ci2i Stockholder had access.

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b. OmniM2M and Ci2i Stockholder Status

(i) Each OmniM2M and Ci2i Stockholder hereby agrees and acknowledges that it is “U.S. Person” (as defined below) at the time the OmniM2M Stockholder was offered the TRAQIQ Shares and as of the date hereof. For the purpose of this Agreement, a “U.S. Person” means:

(A) Any natural person resident in the United States;

(B) Any partnership or corporation organized or incorporated under the laws of the United States;

(C) Any estate of which any executor or administrator is a U.S. person;

(D) Any trust of which any trustee is a U.S. person;

(E) Any agency or branch of a foreign entity located in the United States;

(F) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; or

(H) Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investor(s) (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act) who are not natural persons, estates or trusts.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(ii) Each OmniM2M and Ci2i Stockholder understands that no action has been or will be taken in any jurisdiction by TRAQIQ that would permit a public offering of the Shares in any country or jurisdiction where action for that purpose is required.

(iii) Each OmniM2M Stockholder and Ci2i Stockholder (i) as of the date of this Agreement is located within the United States, and (ii) is not purchasing the TRAQIQ Shares for the account or benefit of any non-U.S. Person, except in accordance with one or more available exemptions from the registration requirements of the 1933 Act or in a transaction not subject thereto.

(iv) Each OmniM2M Stockholder and Ci2i Stockholder agrees not resell the TRAQIQ Shares except in accordance with the provisions of Regulation D, pursuant to a registration statement under the 1933 Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the 1933 Act.

(v) Each OmniM2M Stockholder and Ci2i Stockholder agrees: (i) to not engage in hedging transactions with regard to shares of TRAQIQ unless in compliance with the 1933 Act; and (ii) as applicable, to include statements in any documentation with regard to TRAQIQ Shares to the effect that the securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available.

(vi) No form of “directed selling efforts” (as defined under the 1933 Act), general solicitation or general advertising in violation of the 1933 Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by any OmniM2M Stockholder or Ci2i Stockholder nor any of their representatives in connection with the offer and sale of the TRAQIQ Shares.

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c. To the best knowledge of each OmniM2M Stockholder and Ci2i Stockholder, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the TRAQIQ Shares are being acquired by each OmniM2M Stockholder and Ci2i Stockholder for investment purposes.

d. The OmniM2M Stockholder and Ci2i Stockholder hereby agree that the TRAQIQ Shares, upon issuance, shall bear the following or similar legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN TRANSACTION TO A PERSON WHO IS A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION D UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION D UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

Section 3.8 Brokers’ Fees. No OmniM2M Stockholder nor Ci2i Stockholder has any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

ARTICLE IV

COVENANTS

Section 4.1 Consents and Approvals. Without limitation of the foregoing, the parties shall:

a. use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and

b. diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 4.2 Stock Issuance. From and after the date of this Agreement until the Closing Date, neither TRAQIQ nor OmniM2M nor Ci2i shall issue any additional shares of their capital stock.

Section 4.3 Post-closing Stock Issuance. After the Closing Date, TRAQIQ shall issue the shares as set forth in Schedule 4.3.

Section 4.4 Registration of Shares. Promptly after the Closing Date, the Shareholders and management of TRAQIQ shall cause TRAQIQ to file with the Securities and Exchange Commission a registration statement under the Securities Act to register for sale to the public such number of authorized but unissued shares of TRAQIQ common stock as set forth in Schedule 4.3. Such registration statement shall also include all previously issued TRAQIQ shares and may include such other shares as TRAQIQ determines. TRAQIQ shall use their best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission as soon as practicable after the of Closing Date.

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ARTICLE V

CONDITIONS TO OBLIGATIONS OF OMNIM2M AND THE OMNIM2M STOCKHOLDERS AND

CI2I AND THE CI2I STOCKHOLDERS

The obligations of OmniM2M and Ci2i and each OmniM2M and Ci2i Stockholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by both OmniM2M and Ci2i and each OmniM2M and Ci2i Stockholder in their sole discretion:

Section 5.1 Representations and Warranties of TRAQIQ. All representations and warranties made by TRAQIQ in this Agreement shall be true and correct on and as of the Closing Date as if again made by TRAQIQ as of such date.

Section 5.2 Agreements and Covenants. TRAQIQ shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 5.3 Consents and Approvals. Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of TRAQIQ shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5 Other Closing Documents. OmniM2M and Ci2i shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of TRAQIQ or in furtherance of the transactions contemplated by this Agreement as OmniM2M and Ci2i or their counsel may reasonably request.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF TRAQIQ

The obligations of TRAQIQ to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by TRAQIQ in its sole discretion:

Section 6.1 Representations and Warranties of OmniM2M and Ci2i. All representations and warranties made by OmniM2M and Ci2i in this Agreement shall be true and correct on and as of the Closing Date as if again made by OmniM2M and Ci2i on and as of such date.

Section 6.2 Agreements and Covenants. OmniM2M and Ci2i shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

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Section 6.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of OmniM2M or Ci2i, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5 Other Closing Documents. TRAQIQ shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of OmniM2M and Ci2i or in furtherance of the transactions contemplated by this Agreement as TRAQIQ or its counsel may reasonably request.

ARTICLE VII

TERMINATION AND ABANDONMENT

Section 7.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before July 19, 2017 by notice of one party to the others.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 8.2 Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 8.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 8.4 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 8.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

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If to OmniM2M or the Omni Stockholders or to Ci2i or the Ci2i Stockholders, to:

OmniM2M, Inc. or Ci2i Services, Inc.

14205 SE 36th Street, Suite 100

Bellevue, WA 98006

Attention: Ajay Sikka

Fax: (425) 818-0560

E-mail: ajay@traqiq.com

If to TRAQIQ, to:

TraqIQ, Inc.

201 Santa Monica Blvd., Suite 300

Santa Monica, CA 90401-2224

Attention: Gary L. Blum, CEO

Fax: (310) 388-5899

E-mail: gblum@gblumlaw.com

With a copy to:

Hateley & Hampton

201 Santa Monica Blvd., Suite 300

Santa Monica, CA 90401-2224

Attention: Donald P. Hateley, Esq., CPA

Fax: (310) 388-5899

E-mail: dhateley@hateleyhampton.com

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

Section 8.6 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 8.7 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 8.8 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

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Section 8.10 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of California, County of Los Angeles, and/or the United States District Court for the Central District of California, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 8.5.

Section 8.11 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.12 Governing Law; Jurisdiction; Venue. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of California without giving effect to the choice of law provisions thereof.

Section 8.13 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

[Signatures’ Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TRAQIQ, INC.

By:	/s/ Gary L. Blum
Gary L. Blum
Its:	Chief Executive Officer

OmniM2M, Inc.

By:	/s/ Ajay Sikka
Ajay Sikka
Its:	Chief Executive Officer

Ci2i Services, Inc.

By:	/s/ Ajay Sikka
Ajay Sikka
Its:	Chief Executive Officer

[OminM2M signatures on next page]

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OMNIM2M, INC. STOCKHOLDERS

By:		By:
	Ajay Sikka		Krishnan Thyagarajan

By:		By:
	Sandeep Soni		La Suprama (Sunil Shah)

By:		By:
	Shital Doshi-Shah LLC		Ashish Pandey
Its:	Manager/Member

By:		By:
	Karan Khana		James G. W. Reed

By:		By:
	Rajnish Mishra		Beverly Reed

By:		By:
	Michael Stevens		Bo Industries LLC
		Its:	Manager/Member

By:		By:
	W & W Group LLC		Walter Boris Benadof
Its:	Manager/Member

By:		By:
	Dan Clem		Satinder Thiara

By:		By:
	Prakash Sundaresan		Sin Lew

[Ci2i signatures on next page]

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Ci2I SERVICES, INC. STOCKHOLDERS

By:
Ajay Sikka

By:
DV Sikka

By:
Virandra Sikka

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EXHIBIT A

OMNIM2M STOCKHOLDERS

OmniM2M shareholders

	OmniM2M shares	%	New TraqIQ shares	% of TraqIQ

Ajay Sikka	1,019,070	68.7%	2,060,591	22.1%
Krishnan Thyagarajan	100,000	6.7%	202,203	2.2%
Sandeep Soni	8,000	0.5%	16,176	0.2%
La Suprama (Sunil Shah)	14,535	1.0%	29,390	0.3%
Shital Doshi-Shah LLC	29,651	2.0%	59,956	0.6%
Ashish Pandey	5,814	0.4%	11,756	0.1%
Karan Khanna	8,721	0.6%	17,634	0.2%
James G W Reed & Beverly Reed	43,605	2.9%	88,170	0.9%
Vinay Gupta	13,061	0.9%	26,410	0.3%
Mukund Ghangurde	13,061	0.9%	26,410	0.3%
James G W Reed & Beverly Reed	52,244	3.5%	105,639	1.1%
Rajnish Mishra	13,061	0.9%	26,410	0.3%
Michael Stevens	13,061	0.9%	26,410	0.3%
Bo Industries, LLC	39,184	2.6%	79,231	0.9%
W & W Group LLC (Jian Wu)	26,122	1.8%	52,820	0.6%
Walter Boris Benadof	13,061	0.9%	26,410	0.3%
Dan Clem (vested)	875	0.1%	1,769	0.0%
Satinder Thiara	52,244	3.5%	105,639	1.1%
Shital Doshi-Shah LLC	5,225	0.4%	10,565	0.1%
Prakash Sundaresan	5,225	0.4%	10,565	0.1%
Sin Lew	7,837	0.5%	15,847	0.2%
	1,483,657	100.0%	3,000,000	32.20%

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EXHIBIT B

Ci2i SERVICES STOCKHOLDERS

Ci2i shareholders

	Ci2i shares	%	New TraqIQ shares	% of TraqIQ
Ajay Sikka	9,594,403	57.6%	1,728,005	18.6%
DV Sikka	2,531,250	15.2%	455,892	4.9%
Virandra Sikka	4,531,250	27.2%	816,103	8.8%
	16,656,903	100.0%	3,000,000	32.2%

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